CHANGE OF CONTROL AGREEMENT


Agreement is made this ___ day of _________________, 1997 between Chartwell Re Holdings Corporation (Chartwell) and ___________________________________.

WHEREAS, _________________________________________ is employed by Chartwell; and

WHEREAS, Chartwell desires to retain the services of in the event of a Change of Control (as defined herein) of Chartwell's parent, Chartwell Re Corporation (Chartwell Re);

NOW THEREFORE, in consideration of the agreements and provisions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect thereafter, unless, not later than any September 30, Chartwell shall have given notice that it will not extend this Agreement beyond the ensuing December 31; provided, further, that, notwithstanding any such notice by Chartwell to terminate, if a change of control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the date on which the change of control occurs.

2. Change of Control of Chartwell Re. No benefits shall be payable unless there is a change of control (Change of Control) of Chartwell Re. A Change of Control shall be deemed to have occurred if:

         (a) any "person" (as defined in Section 3(a) (9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), excluding Chartwell Re or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of Chartwell Re or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of Chartwell Re in substantially the same proportions as their ownership of Chartwell Re, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Chartwell Re (not including in the securities beneficially owned by such person any securities acquired directly from Chartwell Re or its affiliates) representing 50% or more of the combined voting power of Chartwell Re's then outstanding securities; or

         (b) during any period of not more than two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director, other than a director designated by a person who has entered into an agreement with Chartwell Re to effect a transaction described in this Section 2 whose election by the Board or nomination for election by Chartwell Re's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

         (c) the shareholders of Chartwell Re approve a merger or consolidation of Chartwell Re with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Chartwell Re outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Chartwell Re or Chartwell, at least 50% of the combined voting power of the voting securities of Chartwell Re or such surviving entity outstanding immediately after such merger or consolidation, or
         (B) a merger or consolidation effected to implement a recapitalization of Chartwell Re (or similar transaction) in which no person acquires more than 50% of the combined voting power of Chartwell Re's then outstanding securities; or

         (d) the shareholders of Chartwell Re approve a plan of complete liquidation of Chartwell Re or an agreement for the sale or disposition by Chartwell Re of all or substantially all Chartwell Re's assets.

3. Termination  Following  Change of Control.  If any of the events described in
Section 2 above constituting a Change of Control shall have occurred, you shall be entitled to the benefits provided in Section 4 hereof upon termination of your employment with Chartwell during the two year period following the Change of Control unless such termination is (A) a result of your death or retirement, or (B) your resignation for other than Good Reason, or (C) your being terminated by Chartwell for Disability or for Cause.

         (a) Cause. For purposes of this Agreement, "Cause" shall mean your willful breach of duty in the course of your employment, or your habitual neglect of your employment duties.

         (b) Disability. For purposes of this Agreement, "Disability" shall mean your absence from your duties with Chartwell for three hundred sixty-five (365) consecutive days as a result of your physical or mental illness.

         (c) Good Reason. You shall be entitled to terminate your employment for Good Reason. For the purpose of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances:

                           (i) the assignment to you of any duties inconsistent with your status as (or any higher position to which you have been promoted at the time) or a substantial diminution in the nature or status of your responsibilities from those in effect immediately prior to the Change of Control;

                           (ii) a  reduction  in your  annual  base salary as in
                  effect on the date of the Change of Control;

                           (iii) the  relocation  of the office in which you are
                  located prior to the Change of Control to a location more than sixty (60) miles from New York City, except for required travel on the business of Chartwell to an extent substantially consistent with your present business travel obligations;

                           (iv) Chartwell selective refusal to permit your continued participation in any incentive compensation, bonus, stock option or stock ownership plans in which you participated prior to the Change of Control, unless an equitable alternative compensation arrangement has been provided for you, or the failure by Chartwell to continue your individual participation in any such incentive plans on the same basis as existed at the time of the Change of Control;

                           (v) except as required by law, the failure by Chartwell to continue to provide you with benefits at least as favorable as those enjoyed by you under the employee benefit and welfare plans of Chartwell in which you were participating at the time of the Change of Control or the taking of any action by Chartwell which would materially reduce any of benefits enjoyed by you at the time of the Change of Control;

                           (vi) the failure of Chartwell to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; or

                           (vii) any purported  termination  of your  employment
                  not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(d) below; for purposes of this Agreement, no such purported termination shall be effective.

Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

         (d) Notice of Termination. Any termination of your employment by Chartwell or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

         (e) Date of Termination, Etc. "Date of Termination" shall mean thirty (30) days after the date specified in the Notice of Termination.

4. Compensation Upon Termination. Following a Change of Control of Chartwell Re, as defined herein, upon termination of your employment by (a) Chartwell other than for Cause or (b) by you for Good Reason, you shall be entitled to benefits as set forth in this Section 4:

         (a) Chartwell shall pay you a severance payment (the "Severance Payment") equal to [one years'/six months'[ full base salary at your highest rate in effect during the twenty-four (24) months preceding the date on which the Notice of Termination is given;

         (b) For a[twelve (12)/six (6) month] period after termination of your employment, Chartwell shall arrange to provide you with life, medical and dental insurance benefits substantially similar to those which you are receiving or entitled to receive immediately prior to the Notice of Termination, unless you are eligible to receive such benefits from a subsequent employer or a spouse's employer;

         (c) Chartwell shall pay you the Severance Payment no later than the fifth day following the Date of Termination;

         (d) If the amount of the Severance Payment would result in the assessment of a tax (Excise Tax) imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Severance Payment shall be reduced to an amount which would not result in the assessment of an Excise Tax.

5. Successors; Binding Agreement. Chartwell will require any successor to all or substantially all of the business and/or assets of Chartwell to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Chartwell is required to perform it. Failure of Chartwell to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from Chartwell in the same amount and on the same terms as you would be entitled to if you had terminated your employment for Good Reason following a Change of Control of Chartwell Re, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. All references to Chartwell shall be deemed to include its successors.

         (a) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die while any amount is payable to you hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

6. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to Chartwell shall be directed to the attention of the Office of the Vice President and General Counsel of Chartwell, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by both parties. No waiver by either party at any time of any breach by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or written, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut. All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first written above.


                                            Chartwell Re Holdings Corporation





By:_________________________                 By:___________________________